Exhibit 99.1

Press Release

RELM WIRELESS EXTENDS CREDIT FACILITY

Wednesday October 6, 9:03 a.m ET

WEST MELBOURNE, Fla., Oct. 6, 2004 -- RELM Wireless Corporation (OTC Bulletin Board: RELM - News) today announced the extension of its revolving credit facility with Silicon Valley Bank.

The maturity date of the facility has been extended until January 1, 2007. Additionally, certain terms and conditions have been modified that will reduce related costs. The original agreement of August 2003 with Silicon Valley Bank provided a $2.5 million revolving line of credit for one year, secured by substantially all of the Company’s assets, principally trade receivables and inventory. Earlier this year the credit facility was increased to $3.5 million, and the maturity was extended to January 1, 2005.

“We are very pleased with the extension and improved terms of our credit facility,” commented RELM President and CEO Dave Storey. “Silicon Valley Bank has been a valuable and important partner in executing our business strategies. Our newly modified facility further solidifies our relationship and reduces our financing costs while continuing to provide access to working capital that will help speed our continuing new product development initiatives.”

“We are proud of our continued relationships with leading technology companies like RELM Wireless,” said Silicon Valley Bank Vice President and Business Development Officer William Yang. “Silicon Valley Bank strives to provide RELM Wireless and other emerging and established technology companies with creative solutions and diversified financial services that will help them successfully execute their business objectives.”

Silicon Valley Bank provides diversified financial services to emerging growth and mature companies in the technology, life sciences and private equity markets, as well as the premium wine industry. Through its focus on specialized markets and extensive knowledge of the people and business issues driving them, Silicon Valley Bank provides a level of service and partnership that measurably impacts its clients’ success. Founded in 1983 and headquartered in Santa Clara, California, the company serves more than 9,500 clients domestically through 26 regional offices in the United States, and internationally through its global network and offices in London and Bangalore, India. More information on Silicon Valley Bank can be found at http://www.svb.com.

For more than 55 years, RELM Wireless Corp. has manufactured and marketed high-specification two-way communications equipment for use by public safety professionals and government agencies, as well as radios for use in a wide range of commercial and industrial applications. Revolutionary advances include new low-cost digital portable two-way radios compliant with APCO Project 25 technical specifications. Products are manufactured and distributed worldwide under BK Radio, RELM and Uniden PRC brand names. The company maintains its headquarters in West Melbourne, Florida and can be contacted through its web site at http://www.relm.com or directly at 1-800-821-2900.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act Of 1995. These forward-looking statements concern the Company’s operations, economic performance and financial condition and are based largely on the Company’s beliefs and expectations. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors and risks include, among others, the following: substantial losses incurred by the Company prior to 2003; reliance on overseas manufacturers; heavy reliance on sales to the U.S. Government; federal, state and local budget deficits and spending limitations; limitations in available radio spectrum for use by land mobile radios; general economic and business conditions; changes in customer preferences; competition; changes in technology; changes in business strategy; the debt and inventory levels of the Company; quality of management, business abilities and judgment of the Company’s personnel; and the availability, terms and deployment of capital. Certain of these factors and risks, as well as other risks and uncertainties are stated in more detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 and in the Company’s subsequent filings with the SEC. These forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

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Source: RELM Wireless